Exhibit 4.1

May 2, 2007

To:	Holders of MedImmune, Inc.
1.375% Convertible Senior Notes due 2011 and
1.625% Convertible Senior Notes due 2013

,	The Bank of New York
as Trustee and Conversion Agent
101 Barclay Street
Floor 8 West
New York, NY 10286
Attention: Corporate Trust Administration

Re:	Notice of Convertibility and
Make-Whole Fundamental Change

Reference is hereby made to the Indenture, dated June 28, 2006, between MedImmune, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Trustee”), relating to the Company’s 1.375% Convertible Senior Notes due 2011 (the “2011 Notes”), and the Indenture, dated June 28, 2006, between the Company and the Trustee, relating to the Company’s 1.625% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”) (such indentures, collectively, the “Indentures”).  Capitalized terms used in this notice without definition have the respective meanings ascribed to them in the Indentures.  You may request a copy of the Indenture by calling the Company at (301) 398-0000 or mailing a request to the Company at One MedImmune Way Gaithersburg, Maryland 20878, Attention: General Counsel.  In addition, copies of the Indentures were included as exhibits to the Company’s Current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2006, which is available on the SEC’s website at www.sec.gov.

On April 22, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (“AstraZeneca”), and AstraZeneca Biopharmaceuticals Inc., a Delaware corporation and an indirect wholly owned subsidiary of AstraZeneca (“AstraZeneca Biopharmaceuticals”).

Pursuant and subject to the Merger Agreement, AstraZeneca Biopharmaceuticals has agreed to commence a tender offer (the “Tender Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a cash purchase price of $58.00 per share (the “Offer Price”).  Pursuant to the Merger Agreement, as soon as practicable after the consummation of the Tender Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, AstraZeneca Biopharmaceuticals will merge with and into the Company (the “Merger”) and the Company will become an indirect wholly owned subsidiary of AstraZeneca.  At the effective time of the Merger (the “Merger

Effective Time”), any shares of Common Stock of the Company remaining outstanding after the Tender Offer, other than shares held by AstraZeneca, the Company or their respective subsidiaries or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price.

NOTICE OF CONVERTIBILITY OF THE NOTES

In accordance with Sections 10.01(A)(iv), 10.01(C) and 10.14(D) of the Indentures, notice is hereby given that a Fundamental Change and a Make-Whole Fundamental Change will occur upon the consummation of the Merger.  The Company currently anticipates that the Merger Effective Time will occur on June 16, 2007, but the Company is unable to give any assurances as to the actual date on which the Merger will occur, if at all.  Accordingly, pursuant to Sections 10.01(A)(iv), 10.01(C) and 10.14(D) of the Indentures, Holders may surrender securities for conversion at any time during the period (the “Make-Whole Convertibility Period”) that:

•                  begins on, and includes, May 2, 2007, the date that is 45 calendar days prior to the “anticipated effective date” of the Merger; and

•                  ends on, and includes, the later of:

–                 the date that is 30 Business Days after the Merger Effective Time, which the Company will announce no later than the third Business Day after the Merger Effective Time; and

–                 the Fundamental Change Repurchase Date, which the Company will announce within 20 Business Days after the Merger Effective Time in accordance with Section 3.02(B) of the Indentures.

Holders that surrender their Notes for conversion will receive, in exchange for their Notes, cash and, if applicable, shares of Common Stock in accordance with the applicable Indenture. However, in accordance with Section 10.11 of the Indentures, from and after the Merger Effective Time, the Notes will be convertible solely into cash and will no longer be potentially convertible in part into shares of Common Stock.  The Conversion Rate in effect on May 2, 2007 is 29.9679 shares of Common Stock per $1,000 principal amount of Notes. However, Holders that convert their Notes during the Make-Whole Convertibility Period may in some circumstances be entitled to an increased Conversion Rate as explained below under the heading “Notice of Make-Whole Fundamental Change and Increase in the Conversion Rate.”

NOTICE OF MAKE-WHOLE FUNDAMENTAL
CHANGE AND INCREASE IN THE CONVERSION RATE

Because a Make-Whole Fundamental Change will occur upon the consummation of the Merger, the Conversion Rate applicable to the Notes that are surrendered for conversion during the Make-Whole Convertibility Period will be increased pursuant to Section 10.14 of the Indentures if, but only if, the Merger is consummated.  Therefore, a Holder that surrenders Notes for conversion during the Make-Whole Convertibility Period will not be entitled to this increase in the Conversion Rate if the Merger is not consummated.  Because the Merger is subject to certain conditions, including the successful completion of the Tender Offer that is itself conditioned on the occurrence of various events, the Merger may not occur.  Accordingly,

Holders that convert Notes on or after May 2, 2007 but before we announce the consummation of the Merger bear the risk that they may not be entitled to this increased Conversion Rate.  If the Merger occurs, then we will mail a notice of, and publicly announce, its consummation no later than the third Business Day after the Merger Effective Time.  This notice will state the Merger Effective Time and the amount of the increase in the Conversion Rate that applies to Notes surrendered for conversion during the Make-Whole Convertibility Period.

The increase in the Conversion Rate will be determined based on the Merger Effective Time, which is the “Effective Date” of the Make-Whole Fundamental Change for purposes of the Indenture, and the Applicable Price, which is deemed to be the Offer Price.  As explained above, the “anticipated effective date” of the consummation of the Merger is June 16, 2007.  If the Merger Effective Time were to occur on June 16, 2007, then in accordance with Section 10.14 of the Indentures, the increase in the Conversion Rate applicable to Notes surrendered during the Make-Whole Convertibility Period would be 0.9835 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2011 Notes, and 1.5075 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2013 Notes.  Thus, if the Merger Effective Time were to occur on June 16, 2007, the Conversion Rate for the Notes that are converted during the Make-Whole Convertibility Period would be 30.9514 shares of Common Stock for each $1,000 principal amount of Notes, in the case of the 2011 Notes, and 31.4754 shares of Common Stock for each $1,000 principal amount of Notes, in the case of the 2013 Notes, based on, in each case, the Conversion Rate in effect as of May 2, 2007 of 29.9679 shares of Common Stock per $1,000 principal amount of Notes.  If the Merger Effective Time were to occur after June 16, 2007 (but before July 15, 2007), then the Conversion Rate applicable to Notes surrendered during the Make-Whole Convertibility Period would decrease by approximately 0.000188 shares of Common Stock per day per $1,000 principal amount of Notes, with respect to the 2011 Notes, and 0.000052 shares of Common Stock per day per $1,000 principal amount of Notes, with respect to the 2013 Notes.

Holders should be aware that the Principal Return and amount of Net Shares to be received upon conversion (the “Conversion Value”) depends in part on the Volume-Weighted Average Price of the Common Stock for each Trading Day during the applicable Cash Settlement Averaging Period, which Volume-Weighted Average Price prior to the Merger Effective Time may be less than the Offer Price.  In accordance with Section 10.11 of the Indentures, the Daily Conversion Value and Daily Net Shares will be calculated based on the value of the Reference Property (i.e., an amount of cash equal to the Offer Price) instead of the Volume-Weighted Average Price per share of Common Stock. Accordingly, if the Merger Effective Time occurs, the Conversion Value may be greater for the Notes converted after the Merger Effective Time than for Notes converted prior thereto.

Without limiting the foregoing, if the Merger Effective Time occurs and Holders fail to convert their Notes during the Make-Whole Convertibility Period, Holders of Notes then outstanding will be entitled, notwithstanding the expiration of the Make-Whole Convertibility Period, to convert their Notes.  However, Holders will not be entitled to any increase in the Conversion Rate pursuant to Section 10.14 of the Indenture in respect of such Notes so converted, unless such conversion occurs during the Make-Whole Convertibility Period.

Please refer to the Indentures for a more complete description of the increase in the Conversion Rate applicable in connection with Make-Whole Fundamental Changes.

CONVERSION PROCEDURES

Procedures for Conversion

A Holder may convert a portion of a Note, but only if that portion is an integral multiple of $1,000 in principal amount.

The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Common Stock, if any, upon conversion of a Note.  However, a Holder that converts a Note must pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name.

As described below, the procedures to be followed by Holders to exercise the conversion privilege described in this Notice depend on whether their Notes are in certificated form or are a Global Security.

Securities held in Certificated Form

To convert a Note that is held in certificated form, the Holder must:

•                  complete and sign a Conversion Notice (a copy of which is attached hereto or which can be found on the back of the Security), with an appropriate signature guarantee;

•                  surrender the Note to the Conversion Agent;

•                  furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent;

•                  pay the amount of interest, if any, the Holder must pay in accordance with the applicable Indenture (see “Interest Payments” below); and

•                  pay any tax or duty if required pursuant to the applicable Indenture.

Global Securities

To convert a beneficial interest in a Note that is a Global Security, the Holder must, in addition to complying with any other rules and procedures of The Depository Trust Company (the “DTC”):

•                  cause there to be completed and delivered an appropriate instruction form for conversion, in accordance with the rules and procedures of DTC;

•                  cause there to be delivered to the Conversion Agent, through the facilities of DTC, in accordance with the rules and procedures of DTC, the interest in the Global Security to be converted;

•                  pay the amount of interest, if any, the Holder must pay in accordance with the applicable Indenture (see “Interest Payments” below); and

•                  pay any tax or duty if required pursuant to the applicable Indenture.

Interest Payments

If a Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Note on such interest payment date will be paid, on such interest payment date, to the Holder of record of such Note at the close of business on such record date.  However, the Holder who surrenders the Note for conversion during this period must pay to the Conversion Agent, upon surrender of the Note, an amount equal to the interest payable on such interest payment date on the portion of the Note being converted, unless either:

•                  the Holder surrenders the note for conversion after the close of business on the record date immediately preceding the final maturity date of the Note;

•                  the Company has specified a Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; or

•                  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

The 2011 Notes and 2013 Notes bear interest at an annual rate of 1.375% and 1.625%, respectively, payable semi-annually, computed on the basis of a 360-day year of twelve 30-day months.  The interest payment dates for the Notes are January 15 and July 15 of each year, and the corresponding record dates are the immediately preceding January 1 and July 1, respectively.

Withdrawal of Purchase Notice

If a Holder has delivered a Purchase Notice in accordance with the applicable Indenture electing to exercise its Fundamental Change Repurchase Right to require the Company to repurchase its Notes, then the Holder will not be permitted to convert those Notes unless the Holder duly withdraws that Purchase Notice in accordance with the Indenture.

Taxpayer Identification Information

Each Holder converting Notes must provide such Holder’s correct Taxpayer Identification Number, which generally is such Holder’s Social Security Number or federal Employer Identification Number, and certain other information, on the Substitute Form W-9, which is attached hereto, or, alternatively, to establish another basis for exemption from backup withholding.  In addition, a Holder must cross out item (2) in the Certification box on the Substitute Form W-9 if the Holder is subject to backup withholding.  Failure to provide the correct information on the form may subject the Holder to a $50 penalty imposed by the Internal Revenue Service and tax backup withholding of 28% on the payments made to the Holder or to the payee with respect to Notes.

The Conversion Agent is: The Bank of New York

The Trustee is acting as the Registrar and Conversion Agent, and the address and telephone number of the Trustee are as follows:

The Bank of New York

101 Barclay Street

Floor 8 West

New York, NY 10286

Attention: Corporate Trust Administration

Phone: (212) 815-5360

Please refer to the Indentures for a more complete description of the convertibility of the Notes, the consideration due upon conversion and when such consideration must be paid by the Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or obtain copies of these documents at prescribed rates by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

The documents listed below (as they may be amended from time to time) contain important information about the Company and the Notes, and Holders should review these documents carefully before determining whether or not to surrender Notes for purchase by the Company or to convert their Notes as described in this notice.

•                  the Company’s annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 27, 2007, as amended by the Amendment No. 1 to the Company’s Form 10-K, filed with the SEC on April 30, 2007 (file no. 000-19131);

•                  the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on April 30, 2007 (file no. 000-19131);

•                  the Company’s current reports on Form 8-K, filed with the SEC on April 3, 2007, April 12, 2007 and April 23, 2007 (file no. 000-19131);

•                  the description of the Common Stock and related rights set forth in the Company’s registration statements on Form 8-A filed with the SEC on April 4, 1991 and December 1, 1998 and any documents subsequently filed that amend such description (file no. 000-19131); and

•                  future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this notice.

For more information about the Tender Offer and the Merger, Holders should review the tender offer statement on Schedule TO be filed by AstraZeneca Biopharmaceuticals with the SEC and the Company’s solicitation/recommendation statement on Schedule 14D-9 to be filed by the Company with the SEC.  A copy of the Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2007.

In the event of conflicting information in the documents referred to above, the information in the latest filed documents should be considered correct.  Holders should not assume that the information in this notice or any of the documents referred to above is accurate as of any date other than the date of the applicable document.

MEDIMMUNE, INC.

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:______________	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

METHOD OF DELIVERY

☐   CHECK HERE IF THE SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE CONVERSION AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

______________________________________________________________________________

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if payments are to be made to DTC for the account of someone other than the person(s) whose signature appear(s) within this conversion notice.

Make payment to:

________________________________________________________________

(DTC Account Number)

________________________________________________________________

(Account Party)

PAYOR’S NAME: The Bank of New York, as Trustee and Conversion Agent
SUBSTITUTE Form W-9	Part I — PLEASE PROVIDE YOUR	TIN:
	TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification

Part II — For Payees exempt from backup withholding, see the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 contained in this Letter of Transmittal and complete as instructed therein.

Part III — Certification — Under penalties of perjury, I certify that:

	(1)	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

	(3)	I am a U.S. person (including a U.S. resident alien); and

	(4)	All information provided in this form is true, correct and complete.

	SIGNATURE:	DATE:

Certification Instructions — You must cross out item (2) of Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2) of Part III. (Also see the instructions in the enclosed Guidelines.)

NOTE:

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENTS TO YOU. PLEASE REVIEW THE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 CONTAINED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a portion of all reportable payments made to me will be withheld.

Signature:                                                                        Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help you determine the number to give the payor.

For this type of account:			Give the SOCIAL SECURITY NUMBER or EMPLOYER IDENTIFICATION NUMBER of:
1.		Individual	The individual

2.		Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.		Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	(a)	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(l)

	(b)	So-called trust account that is not a legal or valid trust under State law	The actual owner(l)

5.		Sole proprietorship or single-owner LLC not electing corporate status on Form 8832	The owner(3)

6.		A valid trust, estate, or pension trust	The legal entity(4)

7.		Corporation or LLC electing corporate status on Form 8832	The corporation

8.		Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

9.		Partnership or multi-member LLC not electing corporate status on Form 8832	The partnership

10.		A broker or registered nominee	The broker or nominee

11.		Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)          List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s Social Security Number must be furnished.

(2)          Circle the minor’s name and furnish the minor’s Social Security Number.

(3)          You must show your individual name, but you may also enter your business or “doing business as” name. You may either use your Social Security Number or Employer Identification Number.

(4)          List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)

Note:       If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a Taxpayer Identification Number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at an office of the Social Security Administration office or the Internal Revenue Service, from www.irs.gov or by calling 1-800-TAX-FORM and apply for a number.

Payees Exempt from Backup Withholding

Backup withholding is not required on payments made to the following payees:

1.               An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.               The United States or any of its agencies or instrumentalities.

3.               A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.               A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.               An international organization or any of its agencies, or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.               A corporation.

7.               A financial institution.

8.               A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

9.               A real estate investment trust.

10.         A common trust fund operated by a bank under Section 584(a).

11.         A trust exempt from tax under Section 664 or described in Section 4947.

12.         An entity registered at all times during the tax year under the Investment Company Act of 1940.

13.         A foreign central bank of issue.

14.         A middleman known in the investment community as a nominee or custodian.

15.         A futures commission merchant registered with the Commodity Futures Trading Commission.

The chart below shows types of payments that may be exempt from backup withholding.  The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for	THEN the payment is exempt for
Interest and dividend payments	All exempt recipients except for 15

Broker Transactions	Exempt recipients 1 through 15 except for 11 & 14. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000	Generally, exempt recipients 1 through 6 and 13.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

Privacy Act Notice—Section 6109 of the Internal Revenue Code requires most recipients to give their correct Taxpayer Identification Number to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold a certain percentage (currently 28%) of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payor. Certain penalties may also apply.

Penalties

(1)    Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)          Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)          Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)          Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.